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                     Rosenberg Rich Baker Berman & Company
                         A Professional Association of
                          Certified Public Accountants
                   195 Maplewood Avenue, Maplewood, NJ 07040

                                        January 12, 1998

Ms. Shelley Barrows
United States Securities and Exchange Commission
450 5th Street N.W.
Washington D.C. 20549

Re:  Worldwide Entertainment & Sports Corp. (the "Company")
     SEC File No. 0-21585
     Form 8-K; filed 12/19/97

Dear Ms. Barrows:

     There were no disgreements, as described in Item 304(a)(1)(iv), between the Company and ourselves during the two most recent fiscal years and the subsequent interim period through December 17, 1997, although we were not consulted nor did we give any accounting advice during the interim period. Our report on the financial statements for either of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principle.

                                        Very truly yours,



                                        Rosenberg Rich Baker Berman & CO

                                        /s/Kenneth A. Berman
                                        _______________________________________
                                        Kenneth A. Berman